SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 3, 2002

		PocketSpec Technologies Inc.
                                          ------------------
      (Exact name of registrant as specified in its charter)

               Colorado		0-28789	  84-1461919
          ---------------         -----------------------  	----------------
(State or  other  jurisdiction     (Commission      (IRS Employer
of incorporation)                      File Number)      Identification No.)


               3225 East 2nd Avenue, Denver CO    	80206
               --------------------------------------- 		---------
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (303) 393-8020





























						FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1.Changes in Control of Registrant.
Not Applicable

Item 2.Acquisition or Disposition of Assets.
We have acquired 100% of the issued and outstanding common shares of Color-Spec Technologies, Inc. in a stock-for-stock acquisition. The transaction was approved on May 31, 2002 by shareholders of Color-Spec Technologies, Inc.
Under the terms of the acquisition, each shareholder of Color-Spec
Technologies, Inc. will receive one common share of our stock for each common share of stock owned by the Color-Spec Technologies, Inc. shareholder. Color-Spec Technologies, Inc. will become a wholly-owned subsidiary of ours. We will, as a result, own, through this subsidiary, all of the assets of Color-Spec Technologies, Inc., including their intellectual property. We plan to issue a total of 8,316,353 restricted shares of our common stock in connection with this transaction. As a result of this transaction, we will have a total of 19,405,071 common shares issued and outstanding.

Item 3.Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable

Item 5.Other Events
Not Applicable

Item 6.Resignation of Registrant's Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. Not Applicable

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Regulation FD Disclosure.
Not Applicable


					   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 3, 2002              			PocketSpec Technologies Inc.



                                        			By: /s/ F. Jeffrey Krupka
                                         			(President)